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                                                                      EXHIBIT 21

                  SUBSIDIARIES AND JOINT VENTURE OF REGISTRANT

              TB WOOD'S CORPORATION, SUBSIDIARIES AND JOINT VENTURE

                                DECEMBER 31, 2005

Registrant: TB Wood's Corporation (Delaware)

   Subsidiary:  TB Wood's Incorporated (Pennsylvania)

       Subsidiaries:  Plant Engineering Consultants, LLC (Tennessee)

                      T.B. Wood's Canada Ltd (Canada)

                      Industrial Blaju, S.A. de C.V. (Mexico)

                      Berges electronic GmbH (Germany

                      Subsidiary: Berges electronic S.r.l. (Italy)

                      TB Wood's Enterprises, Inc. (Delaware)

       Joint Venture:  TB Wood's (India) Private Limited (India)